Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.4135	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2015 Results
and Narrows 2015 Earnings Guidance Range

•	Third Quarter Diluted Earnings Per Share Were $1.41 in 2015, Compared with $1.20 in 2014

•	Guidance Range for 2015 Core (Non-GAAP) Diluted EPS Narrowed to $2.55 to $2.65 from $2.45 to $2.65; GAAP Range is Now $2.58 to $2.68
ST. LOUIS (Nov. 6, 2015) — Ameren Corporation (NYSE: AEE) today announced net income attributable to common stockholders of $343 million, or $1.41 per diluted share, for the third quarter of 2015, compared with $293 million, or $1.20 per diluted share, for the third quarter of 2014.
The year-over-year increase in third quarter 2015 earnings reflected higher retail electric sales volumes driven by warmer summer temperatures that were near normal. The comparison also was favorably affected by earnings on increased investments in electric transmission and delivery infrastructure made under formula ratemaking. In addition, earnings benefited from a seasonal rate redesign and the timing of revenues under formula ratemaking for Ameren Illinois' electric delivery service as well as a lower effective income tax rate.
"We are on track to deliver strong earnings growth in 2015," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “This growth is driven by the execution of our strategy, which includes allocating capital to jurisdictions with modern, constructive regulatory frameworks and managing our costs in a disciplined manner for the benefit of all our stakeholders.”
Ameren recorded net income attributable to common stockholders in accordance with generally accepted accounting principles (GAAP) of $601 million, or $2.47 per diluted share, for the nine months ended Sept. 30, 2015, compared to $538 million, or $2.20 per diluted share, for the comparable 2014 period. Excluding certain items discussed below, Ameren recorded core earnings of $592 million, or $2.44 per

NEWS RELEASE

diluted share, for the first nine months of 2015, compared to core earnings of $541 million, or $2.21 per diluted share, for the comparable 2014 period.
This year-over-year increase in nine-months 2015 core results was favorably affected by earnings on increased investments in electric transmission and delivery infrastructure made under formula ratemaking, a lower effective income tax rate, lower other operations and maintenance expenses, and reduced parent company interest costs. These positive factors were partially offset by higher depreciation and amortization expenses and lower capitalized Ameren Missouri financing costs.
The following items were excluded from core earnings for the first nine months of 2015 and 2014, as applicable:

•	Results from discontinued operations, primarily reflecting recognition of a tax benefit related to the resolution of an uncertain tax position, which increased GAAP net income by $52 million in 2015.

•
A provision for discontinuing pursuit of a construction and operating license (COL) for a second nuclear unit at Ameren Missouri's Callaway Energy Center, which decreased net income from continuing operations by $43 million in 2015.

A reconciliation of GAAP to core earnings per diluted share is as follows:

	Three Months		Nine Months
	2015	2014	2015	2014
GAAP EPS	$1.41	$1.20	$2.47	$2.20
Results from discontinued operations	—	—	(0.21)	0.01
Provision for Callaway COL	—	—	0.18	—
Core EPS	$1.41	$1.20	$2.44	$2.21
Earnings Guidance
Ameren has narrowed its guidance for 2015 core diluted earnings per share to a range of $2.55 to $2.65, compared with the prior range of $2.45 to $2.65, based on year-to-date results. This core earnings guidance excludes results from discontinued operations and the provision for a Callaway COL. GAAP 2015 diluted earnings per share are now expected to be in a range of $2.58 to $2.68, compared to the prior range of $2.48 to $2.68.
Earnings guidance for 2015 assumes normal temperatures for the last three months of this year and is subject to the effects of, among other things, 30-year U.S. Treasury bond yields; regulatory decisions and legislative actions; energy center and energy delivery operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.

NEWS RELEASE

Ameren Missouri Segment Results
Ameren Missouri segment third quarter 2015 earnings were $239 million, compared with third quarter 2014 earnings of $222 million. This comparison benefited from higher retail electric sales volumes driven by warmer summer temperatures in 2015 that were near normal.
Ameren Illinois Segment Results
Ameren Illinois segment third quarter 2015 earnings were $98 million, compared with third quarter 2014 earnings of $75 million. This comparison benefited from earnings on increased investments in electric transmission and delivery infrastructure made under formula ratemaking. In addition, electric delivery service earnings benefited from a seasonal rate redesign and the timing of revenues under formula ratemaking. The earnings comparison also was favorably affected by higher retail electric sales volumes partially driven by warmer summer temperatures in 2015 that were near normal. These positive factors were partially offset by lower recognized allowed returns on equity for the electric transmission and delivery businesses.
Other Results, including Parent and ATXI
Other earnings, including those of the parent company and Ameren Transmission Company of Illinois (ATXI), for the third quarter of 2015 were $6 million, compared with a loss of $3 million for the third quarter of 2014. These improvements reflected an increase in earnings at ATXI to $9 million from $5 million as a result of increased investments in electric transmission infrastructure made under formula ratemaking, reduced by a lower recognized allowed return on equity. The comparison also benefited from a lower effective income tax rate.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Nov. 6, to discuss third quarter 2015 earnings, earnings guidance, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q3 2015 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. The conference call and this presentation will be accessible in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will be available for replay on Ameren’s website for one year. In addition, a telephone replay of the conference call will be available beginning at approximately noon Central Time from Nov. 6 through Nov. 13 by dialing U.S. and Canada 877.660.6853 or international 201.612.7415, and entering ID number 13622386.

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About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric delivery and transmission service as well as natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas delivery service. Ameren Transmission Company of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented core earnings and core earnings per share guidance, which are non-GAAP measures and may not be comparable to those of other companies. A reconciliation of non-GAAP information to GAAP information has been included in this release. Generally, core earnings (or losses) include earnings or losses attributable to common stockholders and exclude income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the Callaway COL provision. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that core earnings allow the company to more accurately compare its ongoing performance across periods. In providing consolidated core earnings guidance, there could be differences between core earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of such items.
Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended Dec. 31, 2014, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, that may result from Ameren Illinois’ April 2015 annual electric delivery service formula update filing under the Illinois Energy Infrastructure Modernization Act (IEIMA); Ameren Illinois’ January 2015 natural gas delivery service rate case filing; the complaint cases filed with the Federal Energy Regulatory Commission (FERC) seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff; the complaint case filed with the Missouri Public Service Commission regarding the performance incentive for the 2013 through 2015 Missouri Energy Efficiency Investment Act (MEEIA) plan; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•
the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the IEIMA, including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA, and the resulting uncertain impact on the financial condition, results of operations, and liquidity of Ameren Illinois;

•	our ability to align our overall spending, both operating and capital, with regulatory frameworks established by our regulators in an attempt to earn our allowed return on equity;

•	the effects of increased competition in the future due to, among other factors, deregulation of certain aspects of our business at either the state or federal level;

•	changes in laws and other governmental actions, including monetary, fiscal, tax, and energy policies;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and distributed generation sources, which generate electricity at the site of consumption and are becoming more cost competitive;

•
the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related amount of any net shared benefits and performance incentive earned under the current MEEIA plan and any future MEEIA plan;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

NEWS RELEASE

•
the ability to obtain sufficient insurance, including insurance relating to Ameren Missouri’s Callaway Energy Center, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses;

•	business and economic conditions, including their impact on key customers, interest rates, collection of our receivable balances, and demand for our products;

•
the financial condition of Noranda Aluminum, Inc. and any significant reductions in the sales volumes used by its aluminum smelter in southeast Missouri below the sales volumes assumed in determining Ameren Missouri's electric rates;

•
revisions to Ameren Missouri’s long-term power supply agreement with Noranda, including Ameren Missouri’s notification to terminate the agreement effective June 1, 2020 and Ameren Missouri’s decision whether to seek MoPSC approval to cease providing electricity to Noranda thereafter;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with natural gas distribution safety regulations;

•	the effects of our increasing investment in electric transmission projects and uncertainty as to whether we will achieve our expected returns in a timely fashion, if at all;

•
the extent to which Ameren Missouri prevails in its claim against an insurer in connection with the December 2005 breach of the upper reservoir at the Taum Sauk pumped-storage hydroelectric energy center;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to greenhouse gases, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•
the inability of Dynegy Inc. and Illinois Power Holdings, LLC (IPH) to satisfy their indemnity and other obligations to Ameren in connection with the divestiture of New Ameren Energy Resources Generating Company, LLC to IPH;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cyber attacks, or other intentionally disruptive acts.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Revenues:
Electric	$1,700	$1,523	$4,093	$3,864
Gas	133	147	697	819
Total operating revenues	1,833	1,670	4,790	4,683
Operating Expenses:
Fuel	259	236	670	638
Purchased power	153	114	393	340
Gas purchased for resale	38	49	320	432
Other operations and maintenance	428	402	1,256	1,231
Provision for Callaway construction and operating license	—	—	69	—
Depreciation and amortization	201	187	594	551
Taxes other than income taxes	128	121	369	362
Total operating expenses	1,207	1,109	3,671	3,554
Operating Income	626	561	1,119	1,129
Other Income and Expense:
Miscellaneous income	19	21	54	60
Miscellaneous expense	5	7	22	20
Total other income	14	14	32	40
Interest Charges	87	85	264	266
Income Before Income Taxes	553	490	887	903
Income Taxes	208	194	333	357
Income from Continuing Operations	345	296	554	546
Income (Loss) from Discontinued Operations, Net of Taxes	—	(1)	52	(3)
Net Income	345	295	606	543
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2	5	5
Net Income (Loss) Attributable to Ameren Common Stockholders:
Continuing Operations	343	294	549	541
Discontinued Operations	—	(1)	52	(3)
Net Income Attributable to Ameren Common Stockholders	$343	$293	$601	$538
Earnings (Loss) per Common Share – Basic:
Continuing Operations	$1.42	$1.21	$2.27	$2.23
Discontinued Operations	—	—	0.21	(0.01)
Earnings per Common Share – Basic	$1.42	$1.21	$2.48	$2.22

Earnings (Loss) per Common Share – Diluted:
Continuing Operations	$1.41	$1.20	$2.26	$2.21
Discontinued Operations	—	—	0.21	(0.01)
Earnings per Common Share – Diluted	$1.41	$1.20	$2.47	$2.20

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	243.9	244.3	243.8	244.3

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$72	$5
Accounts receivable - trade (less allowance for doubtful accounts)	508	423
Unbilled revenue	234	265
Miscellaneous accounts and notes receivable	113	81
Materials and supplies	548	524
Current regulatory assets	163	295
Current accumulated deferred income taxes, net	225	352
Other current assets	103	86
Assets of discontinued operations	17	15
Total current assets	1,983	2,046
Property and Plant, Net	18,307	17,424
Investments and Other Assets:
Nuclear decommissioning trust fund	534	549
Goodwill	411	411
Regulatory assets	1,578	1,582
Other assets	646	664
Total investments and other assets	3,169	3,206
TOTAL ASSETS	$23,459	$22,676
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$395	$120
Short-term debt	783	714
Accounts and wages payable	525	711
Taxes accrued	160	46
Interest accrued	103	85
Current regulatory liabilities	89	106
Other current liabilities	404	434
Liabilities of discontinued operations	30	33
Total current liabilities	2,489	2,249
Long-term Debt, Net	5,981	6,120
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,084	3,923
Accumulated deferred investment tax credits	62	64
Regulatory liabilities	1,894	1,850
Asset retirement obligations	597	396
Pension and other postretirement benefits	666	705
Other deferred credits and liabilities	530	514
Total deferred credits and other liabilities	7,833	7,452
Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,612	5,617
Retained earnings	1,405	1,103
Accumulated other comprehensive loss	(5)	(9)
Total Ameren Corporation stockholders’ equity	7,014	6,713
Noncontrolling Interests	142	142
Total equity	7,156	6,855
TOTAL LIABILITIES AND EQUITY	$23,459	$22,676

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2015	2014
Cash Flows From Operating Activities:
Net income	$606	$543
(Income) loss from discontinued operations, net of taxes	(52)	3
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	69	—
Depreciation and amortization	582	526
Amortization of nuclear fuel	71	70
Amortization of debt issuance costs and premium/discounts	16	16
Deferred income taxes and investment tax credits, net	318	370
Allowance for equity funds used during construction	(19)	(26)
Stock-based compensation costs	20	20
Other	(8)	(9)
Changes in assets and liabilities:	(70)	(305)
Net cash provided by operating activities – continuing operations	1,533	1,208
Net cash used in operating activities – discontinued operations	(5)	(5)
Net cash provided by operating activities	1,528	1,203
Cash Flows From Investing Activities:
Capital expenditures	(1,332)	(1,310)
Nuclear fuel expenditures	(30)	(28)
Purchases of securities – nuclear decommissioning trust fund	(301)	(365)
Sales and maturities of securities – nuclear decommissioning trust fund	290	354
Proceeds from note receivable - Illinois Power Marketing Company	12	79
Contributions to note receivable - Illinois Power Marketing Company	(8)	(84)
Other	7	3
Net cash used in investing activities – continuing operations	(1,362)	(1,351)
Net cash provided by investing activities – discontinued operations	—	139
Net cash used in investing activities	(1,362)	(1,212)
Cash Flows From Financing Activities:
Dividends on common stock	(298)	(291)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	69	385
Redemptions and maturities of long-term debt	(114)	(692)
Issuances of long-term debt	249	598
Capital issuance costs	(2)	(4)
Other	2	1
Net cash used in financing activities – continuing operations	(99)	(8)
Net cash used in financing activities – discontinued operations	—	—
Net cash used in financing activities	(99)	(8)
Net change in cash and cash equivalents	67	(17)
Cash and cash equivalents at beginning of year	5	30
Cash and cash equivalents at end of period	$72	$13

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,587	3,400	10,186	10,479
Commercial	4,109	3,984	11,254	11,206
Industrial	2,152	2,233	6,252	6,511
Off-system	1,673	1,895	5,510	4,786
Other	29	29	90	89
Ameren Missouri total	11,550	11,541	33,292	33,071
Ameren Illinois
Residential
Power supply and delivery service	1,320	1,199	3,763	3,440
Delivery service only	1,970	1,798	5,270	5,631
Commercial
Power supply and delivery service	778	649	2,174	1,933
Delivery service only	2,632	2,589	7,153	7,230
Industrial
Power supply and delivery service	427	403	1,330	1,288
Delivery service only	2,630	2,732	7,750	7,920
Other	127	119	394	386
Ameren Illinois total	9,884	9,489	27,834	27,828
Eliminate affiliate sales	(110)	(17)	(206)	(67)
Ameren Total from Continuing Operations	21,324	21,013	60,920	60,832
Electric Revenues (in millions):
Ameren Missouri
Residential	$494	$436	$1,179	$1,130
Commercial	428	393	1,004	956
Industrial	151	152	370	373
Off-system	53	54	142	137
Other	25	41	57	100
Ameren Missouri total	$1,151	$1,076	$2,752	$2,696
Ameren Illinois
Residential
Power supply and delivery service	$164	$130	$382	$353
Delivery service only	125	91	288	245
Commercial
Power supply and delivery service	81	65	188	180
Delivery service only	75	55	177	143
Industrial
Power supply and delivery service	20	18	59	68
Delivery service only	12	11	40	31
Other	63	75	182	142
Ameren Illinois total	$540	$445	$1,316	$1,162
ATXI
Transmission services	$19	$10	$56	$29
Eliminate affiliate revenues	(10)	(8)	(31)	(23)
Ameren Total from Continuing Operations	$1,700	$1,523	$4,093	$3,864

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Electric Generation - kilowatthours (in millions):
Ameren Missouri	11,424	11,688	32,776	33,720
Fuel Cost per kilowatthour (in cents):
Ameren Missouri	1.970	1.951	1.884	1.919
Gas Sales - dekatherms (in thousands):
Ameren Missouri	2,445	2,257	13,265	13,550
Ameren Illinois	24,560	23,823	123,618	130,134
Ameren Total	27,005	26,080	136,883	143,684
		September 30, 2015		December 31, 2014
Common Stock:
Shares outstanding (in millions)		242.6		242.6
Book value per share		$28.91		$27.67
Capitalization Ratios:
Common equity		49.2%		48.7%
Preferred stock		1.0%		1.0%
Debt, net of cash		49.8%		50.3%